SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              November 30, 2005
                              -----------------
                               Date of Report
                     (Date of earliest event reported)


                                  EGENE, INC.
                                  -----------
           (Exact name of registrant as specified in its charter)



    Nevada                          0-32393                     87-0645507
    ------                          -------                     ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                    17841 Fitch, Irvine, California 92614
                    -------------------------------------
                   (Address of Principal Executive Offices)

                               (949) 250-8686
                               --------------
                       (Registrant's Telephone Number)

                                     N/A
                                    -----
        (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     (a) In September, 2005, our Board of Directors adopted, ratified and approved the offer and sale of units at a price of $0.30 per unit, such units to be comprised of one (1) share of eGene $0.001 par value common stock (the "Common Stock"); and one warrant to purchase one (1) additional share of eGene Common Stock at an exercise price of $0.45 in cash per share for a term of five (5) years from the closing of the offering (the "Warrants")(collectively, the "Unit" or "Units"); and further resolved that excluding the Warrant exercise price, the Company raise $1,000,000 to $4,000,000 or such other amount as a majority of the members of the Board of Directors may agree, from the sale of the Units. As of December 12, 2005, we had sold 2,333,332 of the Units comprising this offering; that number of shares of Common Stock represents approximately 17.3% of the 13,494,907 shares of our Common Stock that were outstanding prior to the commencement of this offering. We may amend our offering to increase the number of shares being offered in the event of an over subscription at the time of closing. There were no registration rights accorded investors in the offering; provided, however, that if the Common Stock and/or the shares to be issued pursuant to the exercise of the Warrants are hereafter granted any registration rights to the holders thereof, that such registration rights shall include a "call" provision at $0.01 per share on thirty (30) days written notice once the Common Stock trades at two and one-half (2-1/2) times the Warrant exercise price for ten (10) consecutive trading days on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the NASDAQ Small Cap or a recognized national stock exchange, and provided, further, that there is a registration statement that is effective and that covers the shares underlying the Warrants.

     (c) Corporate Capital Management LLC, a Minnesota limited liability company ("CCM"), shall receive 500,000 warrants with an exercise price at $0.45 per share. The Warrants shall expire five (5) years from October 10, 2005, the date of the Consulting Agreement between eGene and CCM, and the underlying shares shall have piggy-back registration rights as outlined in the Consulting Agreement, along with a finder's fee of ten percent (10%) for any funds raised in the offering from introductions by CCM under the Consulting Agreement. These warrants shall have the call provision outlined above.

     (d) We relied on Rule 506 of Regulation D of the SEC as an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and: (i) all offerees and investors were "accredited investors"; (ii) each was provided with access to all material information about us and the offering at a reasonable time prior to any investment; and (iii) each was afforded an opportunity ask questions of and receive answers from any of our directors or executive officers with respect to us or our offering at a reasonable time prior to any investment.

                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGENE, INC.


Date: 12/16/05                          /s/ Ming S. Liu
      --------------                    ------------------------
                                        Ming S. Liu
                                        CEO